G48025

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

100198114461

03/16/11--01033--004 **52.50

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
11 MAR 16 PM 1:22

Amend / cc
cus
Name ch8
@ 3/17/11

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Great East Bottles & Drinks (China) Holdings, Inc.

DOCUMENT NUMBER: ____________________

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Callie Jones
Name of Contact Person

Vincent & Rees
Firm/ Company

175 S. Main Street, 15th Floor
Address

Salt Lake City, Utah 84111
City/ State and Zip Code

cjones@vincentrees.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Callie Jones at (801) 303-5730
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☒ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Great East Bottles & Drinks (China) Holdings, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

G48025

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Great China Mania Holdings, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
11 MAR 16 PM 1:22

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________

New Registered Office Address: ______________________ *(Florida street address)*

______________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
CEO	Stetson Chung	203-206 Hankow Centre, 5-15 Hankow Rd. TST, Kowloon, Hong Kong	☐ Add ☑ Remove
CFO	Danny Poon	203-206 Hankow Centre, 5-15 Hankow Rd. TST, Kowloon, Hong Kong	☐ Add ☑ Remove
DIR	Stetson Chung	203-206 Hankow Centre, 5-15 Hankow Rd. TST, Kowloon, Hong Kong	☐ Add ☑ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(*attach additional sheets, if necessary*). (*Be specific*)

On February , 2011 our Board of Directors approved an amendment to our Articles of Incorporation which when effective will change our corporate name to Great China Mania Holdings, Inc. Article I of the Corporation's Articles of Incorporation is replaced, in its entirety, by the following:

Article I

NAME

The name of this Corporation is Great China Mania Holdings, Inc.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: February 28, 2011

(date of adoption is required)

Effective date if applicable: February 28, 2011

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated FEB. 28, 2011

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

YAU WAI HUNG.

(Typed or printed name of person signing)

CHIEF EXECUTIVE OFFICER

(Title of person signing)